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                                                                     EXHIBIT 5.1

                                January 16, 1998

Comprehensive Care Corporation
1111 Bayside Drive, Suite 100
Corona del Mar, CA 92625


                  Re:      Comprehensive Care Corporation
                           Registration Statement on Form S-8
                           Filed on January 16, 1998
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Dear Sir/Madam:

                  We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act"), by Comprehensive Care Corporation, a Delaware corporation (the "Company"), on January 16, 1998. The Registration Statement has been filed for the purpose of registering for offer and sale under the Act an additional 150,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock") issuable under the Company's 1995 Incentive Stock Option Plan (the "Plan").

                  We have examined your Certificate of Incorporation as amended, Bylaws and such documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has an authorized capitalization of 12,560,000 shares of capital stock consisting of 12,500,000 shares of Common Stock, $.01 par value, and 60,000 shares of Preferred Stock, $.01 par value.

                  3. The Shares have been duly authorized, and when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

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Comprehensive Care Corporation
January 16, 1998
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                  4. The options, when issued pursuant to the terms and
conditions of the Plan, as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms.

                  5. The Common Stock underlying the options under the Plan, upon payment therefore and issuance thereof upon exercise of the options in accordance with the terms thereof and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ CAMHY KARLINSKY & STEIN LLP


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